                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES




                                                                                    THREE MONTHS ENDED SEPTEMBER 30
                                                                                         1997                1996
                                                                              --------------------------------------
                                                                              (In thousands,except per share data)
Per common share and common share equivalents:
  Outstanding shares - beginning of period                                             8,852                8,802
  Weighted average of:
    Issuance of common stock                                                             118
    Exercise of stock options                                                             16                   33
    Net effect of dilutive stock options and warrants based on
    treasury stock method using average market price                                     137                  179
                                                                                   ------------------------------
Weighted average of common shares and common share equivalents                         9,123                9,014
                                                                                   ==============================

Net earnings                                                                        $    420             $    607
                                                                                   ==============================

Net earnings per share                                                              $    .05             $    .07
                                                                                   ==============================
    Per common share and common share equivalents, assuming full dilution:
       Outstanding shares - beginning of period                                        8,852                8,802
       Weighted average of:
            Issuance of common stock                                                     118
            Exercise of stock options                                                     16                   33
            Net effect of dilutive stock options and warrants based on treasury stock method using quarter-end market price if
            higher than average market price                                             284                  179
                                                                                   ------------------------------

Weighted average of common shares, assuming full dilutions                             9,270                9,014
                                                                                   ==============================

Net earnings                                                                        $    420                 $607
                                                                                   ==============================

Net earnings per share                                                              $    .05             $    .07
                                                                                   ==============================

                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES



                                                                                 NINE MONTHS ENDED SEPTEMBER 30
                                                                                     1997                        1996
                                                                          --------------------------------------------
                                                                            (In thousands, except for per share data)
Per common share and common share equivalents:
  Weighted average of common shares and common share equivalents for quarter ended:
  March 31                                                                            8,893                      8,995
  June 30                                                                             8,902                      9,081
  September 30                                                                        9,123                      9,014
                                                                          ============================================
                                                                                     26,918                     27,090
                                                                          ============================================
Weighted average number of shares of common stock and common stock equivalents, where applicable, for the nine months ended
September 30.                                                                         8,973                      9,030
                                                                          ============================================

Net earnings                                                                        $   847                   $  1,821
                                                                          ============================================

Net earnings per share                                                              $   .09                       $.20
                                                                          ============================================

Per common share and common share equivalents assuming full
  dilution:
Weighted average of common shares, assuming full dilution
  March 31                                                                            8,897                      9,020
  June 30                                                                             8,910                      9,085
  September 30                                                                        9,270                      9,014
                                                                          ============================================
                                                                                     27,077                     27,119
                                                                          ============================================
Weighted average of shares of common stock and common stock
equivalents, where applicable, for the nine months ended September
30.                                                                                   9,025                      9,040
                                                                          ============================================

Net earnings                                                                        $   847                   $  1,821
                                                                          ============================================

Net earnings per share                                                              $   .09                   $    .20
                                                                          ============================================


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